                                                                    EXHIBIT 99.1

                  AGREEMENT TO PLEDGE WITH ESCROW INSTRUCTIONS

                                October 11, 1995


William Singleton, Esq.
BECKLEY, SINGLETON,
JEMISON & LIST, CHTD.
530 Las Vegas Boulevard, South
Las Vegas, Nevada 89101

         RE:     PLEDGE OF STRATOSPHERE COMMON STOCK & WARRANTS

Dear Mr. Singleton:

         The undersigned, Exber, Inc. as Pledgee ("Exber") and Robert E. Stupak, Bob Stupak Enterprises, Inc., and Dine Out Corp. (collectively "Borrower"), hereby request and authorize you and your firm to act as Escrow Agent for the undersigned in connection with the pledge of 1,000,000 of the outstanding shares in Stratosphere Corporation, which stock (the "Shares') is subject to a Stock Pledge Agreement, dated October 11, 1995, attached hereto and made a part hereof as Exhibit "A", and a loan reflected in a Secured Note, which is attached hereto and made a part hereof as Exhibit "B". You will be handed at closing (defined as the execution of all loan documents including the Secured Note and the advancement of funds) or already have in your possession, the following documents:

         1.      Stock Pledge Agreement, dated October 11, 1995;

         2. Original Stock Certificates Nos. S-03337 to S-03339, representing 300,000 shares in the name of Dine Out Corp.; Original Stock Certificates Nos. S-01697 to S-01700, representing 200,000 shares in the name of Bob Stupak Enterprises, Inc.; and 500,000 shares represented by a warrant, Certificate No. W-02768, in the name of Dine Out Corp., which shares and warrants have been assigned to Bob Stupak. The warrant, along with the loan funds, shall be forwarded to the transfer agent and exchanged for shares in Stratosphere Corporation, said shares being subject to this escrow;


         3.      Stock Power dated October 11, 1995.

         You are authorized to hold the above-described documents in accordance with the terms of the loan documents. You are authorized to place whatever restrictive legend you deem legally appropriate on the shares and to advise the Corporation's transfer agent of the security interest of Exber.

         The Escrow Agent shall not be deemed to have notice of any event pertaining to this escrow

William Singleton, Esq.
October 11, 1995
Page 2

unless and until notice of that event is given to Escrow Agent in writing. The undersigned acknowledge that you are acting as Escrow Agent only and that you have potentially conflicting responsibilities in that your firm acts as counsel for Exber. The undersigned acknowledge and agree, however, you are acting as a depository only, and should not be responsible or liable for any error of judgment or for any act done or any step taken or omitted to be taken by you in good faith, or for any mistake of fact or law, or for anything for which you may do or refrain from doing in connection herewith, except your own wilful misconduct, and to the fullest extent of the law hereby waive any claim of conflict of interest that might otherwise prevent you from representing Exber in a dispute arising out of the loan documents.

         In the event of any dispute between the parties hereto, you shall have the right to refrain from taking any further action until such time as the parties have agreed upon a course of action or a court of competent jurisdiction has entered its order. The undersigned hereby jointly and severally agree to hold you harmless and indemnify you against any loss, cost or damage which you may incur as Escrow Agent, including but not limited to attorney's fees and costs. As between the parties signatory hereto, and excluding yourself, in the event of any suit, the party to whom against a decision is entered or judgment rendered shall pay all your costs, including without limitation, reasonable attorney's fees in connection with such suit.

         This Agreement inures to the benefit of and binds the parties hereto, their heirs, successors and assigns.


BORROWER:                                  EXBER, INC.

/S/ BOB STUPAK                             By:           [SIG]
- ------------------------------                ------------------------------
Bob Stupak                                         Its:    President
                                                       ---------------------

DINE OUT CORP.

By:          [SIG]
    ------------------------------
         Its:  President
            -----------------------       William Singleton, Esq., on behalf of
                                          Beckley, Singleton, Jemison, & List,
                                          Chtd., hereby acknowledges receipt of
                                          the foregoing instructions, together
                                          with the instruments described
                                          therein.


BOB STUPAK ENTERPRISES, INC.              /s/ William Singleton
                                          -----------------------------------

By:          [SIG]
    ------------------------------
         Its:  President
            -----------------------

                                   EXHIBIT A

                            STOCK PLEDGE AGREEMENT


DATED as of October 11, 1995.

PARTIES:         Borrower/Pledgor:

                 Name: Robert E. Stupak, Dine Out Corp., and Bob Stupak Enterprises, Inc.
                 Address:         c/o Vegas World Hotel-Casino
                                  1213 Las Vegas Boulevard, South
                                  Las Vegas, Nevada 89104

and

                 Secured Party:
                 Name:            Exber, Inc.
                                  dba EL CORTEZ HOTEL & CASINO
                 Address:         600 E. Fremont Street
                                  Las Vegas, Nevada 89101

                                    RECITALS

         Pursuant to certain loan documents of even date made by Robert E. Stupak, Bob Stupak Enterprises, Inc., and Dine Out Corp. ("Borrower/Pledgor") to Exber, Inc. ("Secured Party"), Borrower/pledgor has secured their indebtedness to Secured Party in the principal amount of up to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) as evidenced by and payable according to the terms of a Secured Note (the "Secured Note") of even date made by Borrower/Pledgor to the order of Secured Party. References to the Secured Note mean the instrument itself, the underlying indebtedness which it evidences, and any substitute or renewal note or notes, or extension or modification of any such note. Borrower/Pledgor is making this pledge as an inducement to Secured Party to make the loan to the Borrower/Pledgor represented by the Secured Note, the proceeds of which are to be used for the sole purpose of exercising a certain stock warrant, and other shares. The shares received on exercise of the warrant shall become collateral hereunder.

         IT IS AGREED:

         1. PLEDGE. Borrower/Pledgor grants Secured Party a security interest in the stock, warrant, and other properties and interests ("the Shares") described in Paragraph 2 to secure the payment of the indebtedness described in Paragraph 3.

         2. STOCK AND PROPERTIES PLEDGED. Borrower/Pledgor grants Secured Party a security interest in and pledges to Secured Party the following described shares of stock, all rights and interests embodied in or represented by the stock certificates therefor, warrant, and

STOCK PLEDGE AGREEMENT                                                 Page 2


all other properties and interests described below. The stock, warrants, and properties pledged are referred to in this Stock Pledge Agreement (the "Agreement") as the Shares:

                 (a) The following described stock certificates, or warrant to acquire the shares, of Stratosphere Corporation ("the Corporation"):

Certificate No.:        Number of Shares       Issued in the Name of:
- ----------------        ----------------       ----------------------
S-01697                 50,000                 Bob Stupak Enterprises, Inc.
S-01698                 50,000                 Bob Stupak Enterprises, Inc.
S-01699                 50,000                 Bob Stupak Enterprises, Inc.
S-01700                 50,000                 Bob Stupak Enterprises, Inc.
S-03337                 100,000                Dine Out Corporation
S-03338                 100,000                Dine Out Corporation
S-03339                 100,000                Dine Out Corporation

Warrant No.:

W-02768                 500,000                Dine Out Corporation

                 (b) All other shares hereinafter acquired by Borrower/Pledgor in the Corporation, upon exercise by Borrower/Pledgor of the warrant or received in relation to the Shares.
         Borrower/Pledgor covenants to (i) use the proceeds of the Secured Note for the sole purpose of exercising the warrant, and (ii) exercise the warrant when it becomes due on or before October 11, 1995.

                 (c) All dividends (including stock dividends), interest, rights, income or other benefits arising out of or pertaining to the items described in Paragraph 2(a) and (b).

                 (d) Stock powers, endorsed in blank, and all other instruments necessary or convenient to transfer title to the items described in Paragraphs 2(a) and 2(b). In addition, this Agreement, of itself, constitutes Borrower/Pledgor's authorization to the Secured Party, subject to approval of the Nevada Gaming Commission, to transfer title upon default, whether or not such stock powers have been executed as to any particular item or items.

                 (e) All notes, shares, securities, certificates of deposits and other instruments from time to time hereafter delivered to or otherwise possessed by the Escrow Agent for or on behalf of the Borrower/Pledgor in substitution for, or in addition to all or part of the items described in paragraphs 2(a), (b), and (c) above.

         3. INDEBTEDNESS SECURED. The Shares are pledged to secure the obligations of the Borrower/Pledgor under the Secured Note, which secures, among other things, the payment

STOCK PLEDGE AGREEMENT                                                  Page 3


of the indebtedness represented by the Secured Note, costs of enforcement of Secured Party's collateral therefor as well as costs of collection, and reasonable attorneys' fees.

         4. COVENANTS. Borrower/Pledgor agrees to take no action which would adversely affect the value of the Shares or which would encumber, dilute or cloud Borrower/Pledgor's title or interest therein or interfere with the Escrow Agent in the performance of the escrow.

                 (a) Negative Covenants. Borrower/Pledgor shall not do any of the following without the prior written consent of the Secured
         Party:

                          (i) No Transfers: Sell, give, transfer or agree to sell, transfer, all or any part of the Shares or agree to sell, give or transfer, all or any part of the Shares or any interest therein.

                          (ii) No Liens: Mortgage, pledge, hypothecate, or in any way encumber or attempt to encumber the Shares or any interest therein, regardless of whether or not such action is taken, or purports to be taken, as being subordinate or without prejudice to this Agreement.

                          (iii) No Dissipation or Dilution: As stockholder, owner, part-owner, director, corporate officer, or in any other capacity, vote for, ratify, accept, accede to, or approve any proposed transaction concerning the Shares which would have the effect of destroying or of changing the identity of any of the Shares or of reducing the net worth thereof, or of diluting or reducing the proportionate interest of Borrower/Pledgor therein, or of creating any equity or interest which would be prior or superior in claim or right to the title and interest of Borrower/Pledgor or to the rights of Secured Party under this Agreement or cancel any of the Shares, or issue any other class or series of stock or securities, including those in addition to or in substitution for the Shares.

                          (iv) Warrant. Obtain and retain possession of the shares of stock issued upon exercise of the warrant, except for purposes of an immediate transfer to Escrow Agent, which transfer shall take place within one (1) day of receipt.

                          (v) Rule 144. Upon an event of default, not to transfer or sell under any applicable securities laws any shares of stock of the Corporation, or other interest therein, owned, beneficially or otherwise, by the Borrower/Pledgor.

STOCK PLEDGE AGREEMENT                                                  Page 4


                 (b) Affirmative Covenants. In the event the market price of the stock of the Corporation listed on any stock exchange closes at five dollars ($5.00) per share or less, for two (2) consecutive days, Borrower/Pledgor shall, within fifteen (15) days, either (i) pay one-half (1/2) of the principal owed under the Secured Note, or (ii) submit to the Escrow Agent additional shares of stock of the Corporation in an amount sufficient to raise the total value of pledged shares to four and one-half (4 1/2) times the total amount owed under the Secured Note, regardless of any subsequent price movement during or after the fifteen (15) day period.

         5. DELIVERY OF SHARES AND INSTRUMENTS: ADJUSTMENTS. Pursuant to the Agreement to Pledge with Escrow Instructions ("Escrow Instructions"), attached hereto as Exhibit "A" and by this reference incorporated herein, Borrower/Pledgor shall deliver or cause to be delivered to the Escrow Agent (defined therein), the Shares and all other documents evidencing any ownership of the Shares or which are necessary or convenient for the Secured Party to exercise any of Secured Party's rights. If during the term of this Agreement any stock dividends, reclassification, readjustments or other changes are declared or made in the capital structure of any corporation represented by the Shares, or if any subscription or other options are exercisable with respect to the Shares, all such new, substitute or additional shares or other securities, rights or interests issued shall be delivered to and held by the escrow subject to this Agreement, in the same manner as the Shares.

         6. LOCATION OF SHARES. The Shares shall at all times remain within the territorial boundaries of the State of Nevada.

         7. VOTING. So long as Borrower/Pledgor is not in default under this Agreement, the shares may be voted by the Borrower/Pledgor at all meetings of stockholders, subject to the restrictions of paragraph 4(a)(iii).

         8. EVENTS OF DEFAULT. Any one or more of the following will constitute an event of default under this Agreement:

                 (a) Failure of Borrower/Pledgor to pay when due any obligation secured hereby.

                 (b) (i) The withdrawal by Borrower/Pledgor or the Corporation of any pending gaming application with the Nevada Gaming Commission (the "Commission"), (ii) a finding by the Commission that Borrower/Pledgor is unsuitable, or (iii) the loss, suspension, forfeiture, surrender or termination of a finding of suitability or a gaming license issued to Borrower/Pledgor or the Corporation by the Commission.

                 (c) The breach of any warranty, representation, or covenant (affirmative or negative) contained herein, or in any document given in connection with the loan or used to carry out the purpose of this Agreement,

STOCK PLEDGE AGREEMENT                                                 Page 5


         including without limitation, the Secured Note, the Escrow Instructions, the Stock Power, and the Representation and Loan Modification Letter given by Borrower/Pledgor to Secured Party to secure the Secured Note.

                 (d) The failure of the Borrower/Pledgor to use the proceeds of the Secured Note to exercise the warrant before it expires or the failure to exercise the warrant on or before October 12, 1995, and to effect the immediate transfer of the shares issued upon such exercise to the Escrow Agent.

                 (e) Liquidation, dissolution, or merger of the Corporation, or the purchase of the assets of another business entity by Borrower/Pledgor or the Corporation when the same would result in the impairment of the covenants described herein.

                 (f) Any act or condition by or against Borrower/Pledgor or the Corporation which would adversely affect the Corporation's ability to do business sufficiently to sustain the value of the Shares.

                 (g) Issuance without the consent of the Secured Party of any additional shares of the Corporation or any dilution of the existing Shares, unless, in conjunction with any such action, additional security is provided to the Secured Party such that in its good faith opinion its secured interests do not suffer any dilution.

                 (h) Any change in the financial condition of Borrower/Pledgor or the Corporation which could impair the value of the Shares, or impair the prospect of payment on the Secured Note or the interest payments thereon.

                 (i) If Borrower/Pledgor or the Corporation becomes insolvent or bankrupt or admits in writing an inability to pay debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver over a substantial Part of their property; or if either of them commences any proceeding relating to any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the law of any jurisdiction.

                 (j) If any such application or proceeding as mentioned in the preceding paragraph 8(i) is commenced against Borrower/Pledgor or the Corporation, and Borrower/Pledgor or the Corporation indicate his or its approval, consent or acquiescence; or if any order is entered appointing a trustee or receiver over any of Borrower/Pledgor's or the Corporation's property or adjudicating any of them bankrupt or insolvent, or approving the petition in any such proceeding, and such order remains in effect for thirty (30) days.

STOCK PLEDGE AGREEMENT                                                 Page 6


                 (k) If any judgment, writ of attachment or any other legal process or proceeding for the execution upon, seizure of, or likening of, any of Borrower/Pledgor's or the Corporation's assets or the Shares is entered or issued, which process or proceeding remains undismissed, unvacated, unbonded or unstayed for a period of thirty
         (30) days.

                 (1)      An Event of Default under the Secured Note.

         9. REMEDIES ON DEFAULT. At any one or more times after any event of default described in Paragraph 8 has occurred, Secured Party, without demand, presentment, further notice or prerequisite action of any kind (all of which are hereby expressly waived), may take any one or more of the following actions, simultaneously or in any order subject at all times to the applicable gaming laws of the State of Nevada:

                 (a) Declare immediately due and payable all obligations of Borrower/Pledgor to Secured Party under this Agreement and the Secured Note, and the same shall thereupon become immediately due and payable without notice to or demand on the Borrower/Pledgor.

                 (b) Sell the whole or any part of the Shares, either at public or private sale, or at broker's board, and deliver the Shares sold to the purchaser or purchasers, without right of redemption. Secured Party may become the purchaser. Secured Party agrees to give Borrower/Pledgor at least ten (10) days prior notice of sale.

                 (c) Without offering the Shares for sale to any other person, sell the Shares to Secured Party, in whole or in part, without right of redemption, and credit on the indebtedness of Borrower/Pledgor to Secured Party the then market value of the Shares so sold. In establishing market value the Secured Party may rely upon and use the opinion of any independent stock broker or recognized dealer in similar properties. In any case, the value shall not be greater than the closing price as listed on the Pacific Stock Exchange or any other market on which the Shares are traded. Secured Party agrees to give Borrower/Pledgor at least ten (10) days notice of sale.

                 (d) Exercise any and all voting rights or other rights or privileges pertaining to the Shares.

                 (e) Exercise any other right or remedy given under or described in the Secured Note, or given by this or any other agreement, or given generally in law or inequity and to do so without waiving Secured Party's rights under this Agreement or releasing any of the Shares.

                 (f) Secured Party is specifically given all of the rights and remedies available to secured parties under the Nevada Uniform Commercial Code.

STOCK PLEDGE AGREEMENT                                                  Page 7


                 (g) In view of the fact that there may not be a readily available market for the Shares, or that federal or state securities, gaming or other laws may impose certain restrictions on the method by which the Shares may be disposed, Borrower/Pledgor agrees that upon the occurrence of an event of default Secured Party may, from time to time, attempt to sell all or part of the Shares by a private placement restricting the bidder and prospective purchasers. In so doing, Secured Party may solicit offers to buy the Shares, or any part of it for cash, from a limited number of purchasers deemed by Secured Party, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Shares, and if Secured Party solicits such offers from not less than three (3) such investors one of whom shall be Borrower/Pledgor, then the acceptance by Secured Party of the highest and best offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such shares.

         10.     APPROVAL OF GAMING COMMISSION.

                 (a) The Escrow Agent shall not surrender possession of the Shares without the prior approval of the Nevada Gaming Commission.

                 (b) The approval of the Nevada Gaming Commission of the Borrower/Pledgor's granting to the Secured Party through the Escrow Agent a possessory secured interest in the Shares does not constitute permission to foreclose on said Shares without a further order of the Nevada Gaming Commission.

         11. APPLICATION OF PROCEEDS. If the Shares are sold, the proceeds of disposition of the Shares shall be applied in the order following:

                 (a) Toward the reasonable expenses of retaking, holding, preparing for sale, selling and the like, of the Shares and to the reasonable attorneys' fees and legal expenses incurred by Secured Party.

                 (b) Toward satisfaction of the indebtedness secured under this Agreement.

         12. WAIVERS AND CONSENTS. Borrower/Pledgor agrees to each of the following:

                 (a) This Agreement shall remain in fun force and effect, without waiver or surrender of any of the Secured Party's rights hereunder, notwithstanding any one or more of the following:

                          (i) Extension of the time of payment of the whole or any part of the Secured Note;

STOCK PLEDGE AGREEMENT                                                  Page 8


                          (ii) Any change in the terms and conditions of the Secured Note;

                          (iii) Substitution of any other note or evidence of indebtedness for the Secured Note;

                          (iv) Acceptance by Secured Party of any shares or security of any kind for the payment of the Secured Note; any and all extensions, or renewals thereof;

                          (v) Surrender, release, exchange or alteration of any collateral or other security, either in whole or in part;

                          (vi) Release, settlement, discharge, compromise, change, or amendment, in whole or in part, of any claim of the Secured Party against the Borrower/Pledgor, or of any claim against any other party secondarily or additionally liable for the payment of the Secured Note;

                          (vii) Any other circumstance or act or omission of Secured Party permitted by or not prohibited by the Secured Note, the Escrow Instructions, the Stock Power, and the Representation and Loan Modification Letter;

                          (viii) Any lack of validity or enforceability of the Secured Note, or any other agreement or instrument relating thereto;

                          (ix) Any exchange, release or non-perfection of any other collateral, or any other release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations; or

                          (x)     Any other circumstance which might
                 constitute a defense available to or a discharge of the Borrower.

                 (b) Upon the occurrence of any event of default, the Secured Party is empowered, irrevocably and with full power of substitution and revocation, as Borrower/Pledgor's attorney in fact, to sell, transfer, foreclose and deliver the shares and to complete and deliver all stock powers or other related instruments, in the Secured Party's own name or in the name of the Secured Party's nominee or in the name of the Borrower/Pledgor, including the exclusive right to sell the Shares under any exemptions, waivers, or exclusions available to Borrower/Pledgor under any federal or state securities laws, until all Shares have been disposed of. Shares under any exemptions, waivers or exclusions available to Borrower/Pledgor under any federal or state securities laws, until all Shares have been disposed of.

STOCK PLEDGE AGREEMENT
                                                                        Page 9


                 (c) The Secured Party shall be under no duty to select any of the items of the Shares over any other items, or to sell the items of Shares pro rata or any order, but may select and sell such items as the Secured Party in the Secured Party's sole discretion may determine.

                 (d) No delay or failure of the Secured Party in the exercise of any power or right shall operate as a waiver or as an acquiescence, nor shall any single or partial exercise of any power or right preclude any other or future exercise of the power or right or any exercise of any other power or right; and the rights and remedies of the Secured Party are cumulative.

         13. TERM. This Agreement shall remain in full force and effect for so long as Borrower/Pledgor is indebted to the Secured Party.

         14. GAMING LAW REQUIREMENTS. Notwithstanding any other provisions herein, if the Corporation is licensed as a publicly traded corporation, this pledge is subject to Chapter 463 of the Nevada Revised Statutes and the Regulations of the Commission and the State Gaming Control Board, including, without limitation, NRS 463.635 through 463.645, inclusive, and specifically including NRS 463.637, NRS 463.643, and Regulation 16, adopted thereunder, the terms of which statutes and regulations are incorporated herein by reference. Borrower/Pledgor covenants to comply with the aforementioned statutes and regulations, and all licenses, orders, conditions, directives or requests for information issued pursuant thereto.

         15. REPRESENTATIONS AND WARRANTIES. The Borrower/Pledgor represents and warrants that as of the date hereof:

                 (a) The Shares have been, and the shares issued pursuant to the exercise of the warrant will be, duly authorized and validly issued and are fully paid and non-assessable.

                 (b) Robert E. Stupak is the legal and beneficial owner of the Shares, free and clear or any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement or the Secured Note.

                 (c) This Agreement creates a valid and perfected first priority security interest in the Shares, securing payment of the obligations set forth in paragraph 3 of this Agreement.

                 (d) Within five (5) days of executing this Agreement, Borrower/Pledgor will give all necessary notice to the Commission, providing a copy of the same to the Secured Party. Other than that, no authorization, approval, or other action by, and no action to or filing with a Governmental authority or regulatory body is required either: (i) for the pledge by the Borrower/Pledgor of the Shares pursuant to this Agreement; or (ii) for the execution, delivery or performance of this Agreement by the Borrower/Pledgor; or (iii) for the exercise by the Escrow Agent of the voting or other rights provided for in this

STOCK PLEDGE AGREEMENT
                                                                        Page 10


         Agreement or the remedies in respect of the Shares pursuant to this Agreement other than any additional notice to the Commission. The execution, delivery and performance of this Agreement does not contravene any legal or contractual restriction binding on or affecting the Borrower/Pledgor, the Corporation or the Shares.

                 (e) The Shares constitute less than five percent (5%) of the issued and outstanding shares of stock of the Corporation.

                 (f) This Agreement has been duly executed and delivered by the Borrower/Pledgor and constitutes the legal, valid and binding obligations of the Borrower/Pledgor, enforceable against the Borrower/Pledgor in accordance with its terms, subject to the qualification; however, that the enforcement of the rights and remedies herein are subject to the rules and regulations of the Commission and to bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.

                 (g) The funds obtained by the Secured Note shall be used for the sole purpose of exercising the warrant.

                 (h) Borrower/Pledgor shall furnish Secured Party with copies of Borrower/Pledgor's Securities and Exchange Commission Form 10K for the years 1994 and 1995 (when filed), together with any Form 8 which shall be filed by the Corporation.

                 (i) Robert E. Stupak is the sole shareholder of both Dine Out Corp. and Bob Stupak Enterprises, Inc. ("BSE"). The assignment of the shares from Dine Out Corp. and BSE to Robert E. Stupak is valid, binding and enforceable in accordance with its terms without regard to any exceptions, reservations or qualification. Dine Out Corp. and BSE have no business activity and their sole purpose is to hold shares of stock of Stratosphere Corporation on behalf of Robert E. Stupak.

                 (j) Borrower/Pledgor shall indemnify, hold free and harmless, assume legal responsibility for, and defend Secured Party and the Escrow Agent for any claim relating to Borrower/Pledgor's title to and ownership of the Shares.

         16.     MISCELLANEOUS

                 (a) This Agreement binds, and inures to the benefit of, the respective parties and their heirs, successors, administrators and assigns. This Agreement shall inure to the benefit of the Escrow Agent and its successors, transferees and assigns.

                 (b) All communications under this Agreement shall be in writing and shall be considered to have been given when delivered personally, or when

STOCK PLEDGE AGREEMENT
                                                                        Page 11


         received if sent by ordinary mail, or three (3) days after deposited in the mail if sent by registered or certified mail. Communications are to be sent to a party at the party's address shown on the first page of this Agreement or to such other address as a party may designate to the other in writing.

                 (c) This Agreement is executed and delivered in Nevada, is intended to be performed in Nevada, and shall be construed and enforced under the laws of Nevada.

                 (d)      Dine Out Corp. and BSE have each assigned to Robert
         E. Stupak their entire interest in the Shares by separate instrument and to the extent such might be ineffective do hereby make such assignment and covenant to take all other necessary actions to complete the transactions set forth herein.

         EXECUTED on the date and year first above written.


BORROWER/PLEDGOR:                          SECURED PARTY:

BOB STUPAK                                 EXBER, INC.


/s/ BOB STUPAK                                         /SIG/
- ------------------------------             ------------------------------

DINE OUT CORP.

By: /s/ BOB STUPAK
   ------------------------------
         Its: President
              --------------------


BOB STUPAK ENTERPRISES, INC.

By: /s/ BOB STUPAK
   ------------------------------
         Its: President
              --------------------

                ACKNOWLEDGMENT OF ASSIGNMENT AND PLEDGE OF STOCK


         Stratosphere Corporation being the corporation whose corporate stock is being pledged pursuant to this Agreement, hereby acknowledges the pledge of the stock described below. Stratosphere Corporation further acknowledges that the stock described below has been assigned by the below referenced corporations to Robert E. Stupak:

Certificate No.:        Number of Shares       Issued in the Name of:
- ----------------        ----------------       ----------------------
S-01697                 50,000                 Bob Stupak Enterprises, Inc.
S-01698                 50,000                 Bob Stupak Enterprises, Inc.
S-01699                 50,000                 Bob Stupak Enterprises, Inc.
S-01700                 50,000                 Bob Stupak Enterprises, Inc.
S-03337                 100,000                Dine Out Corporation
S-03338                 100,000                Dine Out Corporation
S-03339                 100,000                Dine Out Corporation

Warrant No.:
- ------------
W-02768                 500,000                Dine Out Corporation

DATED this 11th day of October, 1995.


                                           STRATOSPHERE CORPORATION

                                           By:______________________________

                                                   Its: ____________________

                                   EXHIBIT B

                                  SECURED NOTE


$2,500,000.00                                                 October 11, 1995
                                                             Las Vegas, Nevada


         FOR VALUE RECEIVED, the undersigned, Robert E. Stupak, Bob Stupak Enterprises, Inc., and Dine Out Corp., as co-makers (referred to collectively herein as "Borrowers"), promise to pay in currently available funds to the order of Exber, Inc. ("Exber"), or order, at 600 Fremont Street, Las Vegas, Nevada 89101, or at such other place as Exber may from time to time designate in writing, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 DOLLARS ($2,500,000.00), together with interest thereon, ("Indebtedness") payable as set forth below.

         Principal and interest shall be payable in lawful money of the United States of America. Interest computed on the basis of a three hundred sixty
(360) day year shall accrue at ten percent (10%) per annum. Payments of principal and accrued interest shall be paid in full in a single balloon payment on June 30, 1996 (the "Maturity Date"). The Maturity Date may be accelerated in the event the market price of Stratosphere Corporation's stock closes on the exchange on which it is traded at five dollars ($5.00) per share or less, for two (2) consecutive days. In such a circumstance, Borrowers shall, within fifteen (15) days, either (i) pay one-half (1/2) of the principal owed under the Secured Note, or (ii) submit to the Escrow Agent additional shares of stock of the Corporation in an amount sufficient to raise the total value of pledged shares to four and one-half (4 1/2) times the total amount owed under the Secured Note, regardless of any subsequent price movement during or after the aforementioned fifteen (15) day period.

         This Note is secured by the Shares as provided and defined in the Stock Pledge Agreement executed contemporaneously herewith.

         Principal may be prepaid at any time without penalty; however, payments received shall be applied as follows: 1) unpaid interest accrued under this Note; 2) any other amounts due under any related security documents; 3) principal or other amounts due under this Note. There is no right under this Note, or any agreement related hereto, for Borrowers to extend the Maturity Date.

         Upon the happening of any one or more of the Events of Default, the Indebtedness shall, at the option of Exber and without notice, demand, or presentment, all of which are hereby expressly waived by Borrowers, become immediately due and payable.

         In the event that any amount due under this Note is reduced to judgment, or if the Borrowers fail to pay in full the amounts due under this Note by the Maturity Date, the total unpaid balance of principal and accrued unpaid interest (past due interest being compounded) shall then begin accruing interest at the rate stated herein (i.e., 10%), plus five percent (5%) per annum, (for a total rate of 15% defined as the "Default Rate"), until such time as all then past due payments and accrued interest are paid. The Borrowers acknowledge that the effect of this Default Rate could operate to compound some of the interest obligations due, and Borrowers hereby expressly consent to such compounding should it occur.

         Failure of Exber or any holder hereof to exercise any remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default or in the event of continuance of any existing Event of Default after demand for strict performance.

SECURED NOTE                                                           Page 2


         Borrowers, and each endorser, waive any homestead or exemption right and additionally, waive presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waive and renounce all its rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, but not limited to exemptions provided by or allowed under Title 11 of the United States Code, as at any time amended, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

         This Note shall be governed by and construed according to the laws of the State of Nevada. Borrowers hereby submit to personal jurisdiction in said State for the enforcement of Borrowers's obligations hereunder and waive any and all rights under the law of any other state to object to jurisdiction within such state for the purposes of litigation to enforce such obligations of Borrowers.

         If Exber employs an attorney to obtain enforcement or collection of this Note it shall be entitled to collect reasonable attorneys fees and costs.

         Any of the following events shall be deemed an Event of Default hereunder:

                 (a) Default shall be made in the payment of the full amount of principal and interest by the Maturity Date (as accelerated, if required under this Secured Note and the Stock Pledge Agreement); or

                 (b) Any Borrower shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of any Borrower, of any Borrowers' assets, or of all or any part of the trust estate, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts Generally as they become due; or

                 (c) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against any Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating, to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or

                 (d) Borrowers transfer or convey (voluntarily or involuntarily), absolutely or for security purposes, any material interest in all or any part of the Shares; or

                 (e) Borrowers materially fail, neglect or refuse to comply with all statutes, ordinances and Governmental requirements that materially affect Borrowers, including, but not limited to, Chapter 463 of the Nevada Revised Statutes and the regulations adopted thereunder, and all federal or state securities laws, whether or not with regard to the Shares; or

SECURED NOTE                                                            Page 3



                 (f) Any event of default of Borrowers under the Stock Pledge Agreement which remains uncured beyond the applicable grace period, if any; or

                 (g) Any material representation or disclosure made to Exber by the Borrowers proves to be materially false or misleading, whether or not that representation or disclosure appears in this Note or Stock Pledge Agreement; or

                 (h) Borrowers fail to deliver to the Escrow Agent, within one (1) day of Borrowers receipt thereof, the shares issued upon exercise of the warrants; or

                 (i) Borrowers fail to complete, within fifteen (15) days, either of the actions set forth in the second paragraph of this Note upon an acceleration of the Maturity Date; or

                 (j) Borrowers breach any representation, warranty or covenant contained herein.

         Reference is made to the Stock Pledge Agreement for additional rights and obligations of the undersigned and holder hereof.

    IN WITNESS WHEREOF, this Note has been executed on the date first above written.


BORROWERS:

ROBERT E. STUPAK                           BOB STUPAK ENTERPRISES, INC.

- ------------------------------             By: /s/ ROBERT E. STUPAK
                                               ------------------------------
                                                   Its: President
                                                       ----------------------

DINE OUT CORP.

By: /s/ ROBERT E. STUPAK
    ------------------------------
         Its: President
          ----------------------

                                  STOCK POWER


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, for value received, does hereby irrevocably constitute and appoint EXBER, INC., his attorney in fact, to be his true and lawful attorney, for him and in his name and on his behalf, to sell, assign, and transfer unto or any other person or persons, or entity, the shares in the capital stock of STRATOSPHERE CORPORATION (the "Corporation"), standing in the names on the books of the Corporation as follows:

Certificate No.:        Number of Shares       Issued in the Name of
- ----------------        ----------------       ---------------------
S-01697                 50,000                 Bob Stupak Enterprises, Inc.
S-01698                 50,000                 Bob Stupak Enterprises, Inc.
S-01699                 50,000                 Bob Stupak Enterprises, Inc.
S-01700                 50,000                 Bob Stupak Enterprises, Inc.
S-03337                 100,000                Dine Out Corporation
S-03338                 100,000                Dine Out Corporation
S-03339                 100,000                Dine Out Corporation

Warrant No.:
- ------------

W-02768                 500,000                Dine Out Corporation

         The undersigned warrants that the above shares of stock have been assigned to him by an Assignment executed contemporaneously herewith.

         The undersigned does hereby authorize EXBER, INC., his attorney in fact, to make and execute all necessary acts of assignment and transfer, with full power of substitution in the premises.

         IN WITNESS WHEREOF, the undersigned has executed this Stock Power as of the 11th day of October, 1995.


                                           DINE OUT CORP.

- ------------------------------             By: /s/ ROBERT E. STUPAK
ROBERT E. STUPAK                               ----------------------------
                                                Its: President
                                                     ----------------------

BOB STUPAK ENTERPRISES, INC.

By: /s/ ROBERT E. STUPAK
    ------------------------------
         Its: President
              --------------------

                  REPRESENTATION AND LOAN MODIFICATION LETTER


                                October 11, 1995


EXBER, INC.
dba EL CORTEZ HOTEL & CASINO
600 E. Fremont Street
Las Vegas, Nevada 89101
ATTN:    LARRY DOLESH

Gentlemen:

         In consideration of the making of the new loan secured by stock pledges, it is agreed that payments on my two existing loans will be increased to $50,000 per month on the smaller loan and $100,000 per month on the larger one. The new loan is made contemporaneous to the execution of this letter, is in the amount of $2,500,000 and is evidenced by a Secured Note, Agreement to Pledge With Escrow instructions, Stock Pledge Agreement, Stock Power, and other documents, all executed contemporaneously and as a condition to the advancement of funds.

         I represent and warrant that the shares (including those issued upon exercise of the warrants) given as security for the loan constitute less than 5% of the issued and outstanding shares of the Stratosphere Corporation. I represent that by an assignment I am the sole owner of the shares. Upon funding, I shall immediately exercise the warrants, instructing the transfer agent to deliver the shares issued to the Escrow Agent. I shall obtain execution of the Evidence of Authority by the Corporation's secretary or transfer agent. Upon issuance I shall execute an additional Stock Power with respect to those shares.

                                    Very truly yours,

                                    /s/ BOB STUPAK

                                    Robert E.Stupak, individually
                                    and on behalf of Dine Out Corporation,
                                    as President.

                              ASSIGNMENT OF SHARES


         THE UNDERSIGNED, for and in consideration of the sum of Ten Dollars ($10.00), to them in hand paid, and other valuable consideration, receipt of which is hereby acknowledged, do each hereby assign, transfer and set over to Robert E. Stupak all their respective right, title and interest in and to the following shares of stock, and warrant to acquire stock, of Stratosphere
Corporation:

Certificate No.:        Number of Shares       Issued in the Name of:
- ----------------        ----------------       ----------------------
S-01697                 50,000                 Bob Stupak Enterprises, Inc.
S-01698                 50,000                 Bob Stupak Enterprises, Inc.
S-01699                 50,000                 Bob Stupak Enterprises, Inc.
S-01700                 50,000                 Bob Stupak Enterprises, Inc.
S-03337                 100,000                Dine Out Corporation
S-03338                 100,000                Dine Out Corporation
S-03339                 100,000                Dine Out Corporation

Warrant No.:
- ------------

W-02768                 500,000                Dine Out Corporation

         TO HAVE AND TO HOLD unto Robert E. Stupak, for the term of the loan represented by the Secured Note dated October 11, 1995.

         The undersigned each warrant that they are the legal owners of their respective shares of Stratosphere Corporation, and, with respect to Dine Out Corporation, the legal owner of its warrant for the purchase of 500,000 shares. The undersigned further warrant that they each have full and complete authority to assign their stock of Stratosphere Corporation, represented by the stock certificates and warrant described above.

         IN WITNESS WHEREOF, the undersigned have executed this document on this 11th day of October, 1995.



DINE OUT CORP.                             BOB STUPAK ENTERPRISES, INC.

By: /s/ BOB STUPAK                         By: /s/ BOB STUPAK
    ---------------------------                ---------------------------
    Its: President                             Its: President
        -----------------------                    -----------------------

               ACKNOWLEDGEMENT OF ASSIGNMENT AND PLEDGE OF STOCK

         Stratosphere Corporation being the corporation whose corporate stock is being pledged pursuant to this Agreement, hereby acknowledges the pledge of the stock described below. Stratosphere Corporation further acknowledges that the stock described below has been assigned by the below referenced corporations to Robert E. Stupak and states that it has not notice those actions violate any corporate or legal power, restriction or requirement. Stratosphere Corporation assumes no liability with regard to the assignment and pledge as a result of this Acknowledgement:


Certificate No.:        Number of Shares       Issued in the Name of:
- ----------------        ----------------       ----------------------
S-01697                 50,000                 Bob Stupak Enterprises, Inc.
S-01698                 50,000                 Bob Stupak Enterprises, Inc.
S-01699                 50,000                 Bob Stupak Enterprises, Inc.
S-01700                 50,000                 Bob Stupak Enterprises, Inc.
S-03337                 100,000                Dine Out Corporation
S-03338                 100,000                Dine Out Corporation
S-03339                 100,000                Dine Out Corporation

Warrant No.:
- ------------

W-02768                 500,000                Dine Out Corporation

         DATED this 11th day of October, 1995.


                                           STRATOSPHERE CORPORATION


                                           By:      [SIG]
                                              ------------------------------
                                                   Its: General Counsel

                                  STOCK POWER


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, for value received, does hereby irrevocably constitute and appoint EXBER, INC., his attorney in fact, to be his true and lawful attorney, for him and in his name and on his behalf, to sell, assign, and transfer unto ______________________ or any other person or persons, or entity, the shares in the capital stock of STRATOSPHERE CORPORATION (the "Corporation"), standing in the names on the books of the Corporation as follows:

Certificate No.:        Number of Shares       Issued in the Name of:
- ----------------        ----------------       ----------------------
S-01697                 50,000                 Bob Stupak Enterprises, Inc.
S-01698                 50,000                 Bob Stupak Enterprises, Inc.
S-01699                 50,000                 Bob Stupak Enterprises, Inc.
S-01700                 50,000                 Bob Stupak Enterprises, Inc.
S-03337                 100,000                Dine Out Corporation
S-03338                 100,000                Dine Out Corporation
S-03339                 100,000                Dine Out Corporation

Warrant No.:

W-02768                 500,000                Dine Out Corporation
- -------

         The undersigned warrants that the above shares of stock have been assigned to him by an Assignment executed contemporaneously herewith.

         The undersigned does hereby authorize EXBER, INC., his attorney in fact, to make and execute all necessary acts of assignment and transfer, with full power of substitution in the premises.

         IN WITNESS WHEREOF, the undersigned has executed this Stock Power as of the 11th day of October, 1995.


                                           DINE OUT CORP.
/s/ ROBERT E. STUPAK
- ------------------------------             By: /s/ BOB STUPAK
ROBERT E. STUPAK                               ------------------------------
                                               Its: President
                                               ------------------------------

BOB STUPAK ENTERPRISES, INC.

By: /s/ BOB STUPAK
    -----------------------------
    Its: President
    -----------------------------

                  REPRESENTATION AND LOAN MODIFICATION LETTER


                                October 11, 1995


EXBER, INC.
dba EL CORTEZ HOTEL & CASINO
600 E. Fremont Street
Las Vegas, Nevada 89101
ATTN:    LARRY DOLESH

Gentlemen:

         In consideration of the making of the new loan secured by stock pledges, it is agreed that payments on my two existing loans will be increased to $50,000 per month on the smaller loan and $100,000 per month on the larger one. The new loan is made contemporaneous to the execution of this letter, is in the amount of $2,500,000 and is evidenced by a Secured Note, Agreement to Pledge With Escrow Instructions, Stock Pledge Agreement, Stock Power, and other documents, all executed contemporaneously and as a condition to the advancement of funds.

         I represent and warrant that the shares (including those issued upon exercise of the warrants) given as security for the loan constitute less than 5% of the issued and outstanding shares of the Stratosphere Corporation. I represent that by an assignment I am the sole owner of the shares. Upon funding, I shall immediately exercise the warrants, instructing the transfer agent to deliver the shares issued to the Escrow Agent. I shall obtain execution of the Evidence of Authority by the Corporation's secretary or transfer agent. Upon issuance I shall execute an additional Stock Power with respect to those shares.


                                          Very truly yours,

                                          /s/ BOB STUPAK

                                          Robert E.Stupak, individually
                                          and on behalf of Dine Out Corporation,
                                          as President.

                              ASSIGNMENT OF SHARES


         THE UNDERSIGNED, for and in consideration of the sum of Ten Dollars ($10.00), to them in hand paid, and other valuable consideration, receipt of which is hereby acknowledged, do each hereby assign, transfer and set over to Robert E. Stupak all their respective right, title and interest in and to the following shares of stock, and warrant to acquire stock, of Stratosphere
Corporation:

Certificate No.:        Number of Shares       Issued in the Name of
- ----------------        ----------------       ----------------------------
S-01697                 50,000                 Bob Stupak Enterprises, Inc.
S-01698                 50,000                 Bob Stupak Enterprises, Inc.
S-01699                 50,000                 Bob Stupak Enterprises, Inc.
S-01700                 50,000                 Bob Stupak Enterprises, Inc.
S-03337                 100,000                Dine Out Corporation
S-03338                 100,000                Dine Out Corporation
S-03339                 100,000                Dine Out Corporation

Warrant No.:
- ------------
W-02768                 500,000                Dine Out Corporation

         TO HAVE AND TO HOLD unto Robert E. Stupak, for the term of the loan represented by the Secured Note dated October 11, 1995.

         The undersigned each warrant that they are the legal owners of their respective shares of Stratosphere Corporation, and, with respect to Dine Out Corporation, the legal owner of its warrant for the purchase of 500,000 shares. The undersigned further warrant that they each have full and complete authority to assign their stock of Stratosphere Corporation, represented by the stock certificates and warrant described above.

         IN WITNESS WHEREOF, the undersigned have executed this document on this 11th day of October, 1995.


DINE OUT CORP.                             BOB STUPAK ENTERPRISES, INC.

By: /s/ BOB STUPAK                         By: /s/ BOB STUPAK
    ---------------------------                ---------------------------
    Its: President                             Its: President
         ----------------------                     ----------------------

               ACKNOWLEDGEMENT OF ASSIGNMENT AND PLEDGE OF STOCK


         Stratosphere Corporation being the corporation whose corporate stock is being pledged pursuant to this Agreement, hereby acknowledges the pledge of the stock described below. Stratosphere Corporation further acknowledges that the stock described below has been assigned by the below referenced corporations to Robert E. Stupak and states that it has not notice those actions violate any corporate or legal power, restriction or requirement. Stratosphere Corporation assumes no liability with regard to the assignment and pledge as a result of this Acknowledgement:


Certificate No.:        Number of Shares       Issued in the Name of:
- ----------------        ----------------       ----------------------
S-01697                 50,000                 Bob Stupak Enterprises, Inc.
S-01698                 50,000                 Bob Stupak Enterprises, Inc.
S-01699                 50,000                 Bob Stupak Enterprises, Inc.
S-01700                 50,000                 Bob Stupak Enterprises, Inc.
S-03337                 100,000                Dine Out Corporation
S-03338                 100,000                Dine Out Corporation
S-03339                 100,000                Dine Out Corporation

Warrant No.:
- ------------

W-02768                 500,000                Dine Out Corporation

         DATED this 11th day of October, 1995.


                                           STRATOSPHERE CORPORATION

                                           By:          [SIG]
                                              --------------------------------
                                              Its: General Counsel